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                                                                    Exhibit 99.1

[Calpine Logo]



NEWS RELEASE                                           CONTACTS: (408) 995-5115
                                  Media Relations:  Katherine Potter, Ext. 1168
                                   Investor Relations:  Karen Bunton, Ext. 1121


     CALPINE ANNOUNCES OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING
             9-5/8% FIRST PRIORITY SENIOR SECURED NOTES DUE 2014

        (SAN JOSE, Calif.) /PR Newswire - First Call/ June 9, 2005 - Calpine Corporation [NYSE: CPN] announced today the commencement of a tender offer (the "Offer") to purchase for cash any and all of the outstanding 9-5/8% First Priority Senior Secured Notes due 2014 (the "Notes"). The aggregate principal amount of the outstanding Notes is currently $785,000,000. The Offer is being made pursuant to the terms of the Indenture, dated as of September 30, 2004 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee, pursuant to which the Notes were issued.

        Subject to the terms and conditions of the Offer, the consideration for the Notes validly tendered pursuant to the Offer on or prior to 12:00 midnight, New York City time, on the Expiration Date (as defined below) (the "Offer Consideration") shall be $1,000 per $1,000 principal amount of Notes validly tendered and not validly withdrawn, plus accrued and unpaid interest up to, and including, the Purchase Date. The "Purchase Date" is the date, not later than the third business day following the Expiration Date, on which Calpine accepts for purchase, pursuant to the terms and conditions of the Offer, Notes validly tendered (and not validly withdrawn) in the Offer.

        The Offer is scheduled to expire at 12:00 midnight, New York City Time, on July 8, 2005, unless extended or earlier terminated (the "Expiration Date"). Tendered Notes may be withdrawn at any time prior to 12:00 midnight, New York City Time, on the Expiration Date.

        The Company has recently commenced a process with potential buyers to dispose of its remaining U.S. gas assets (the "Gas Divestiture"). The consummation of the Gas Divestiture would qualify as an "Asset Sale" under the Indenture and would require the Company to make an offer to purchase the Notes pursuant to the Indenture with the net proceeds of the Gas Divestiture not applied in accordance with the other permitted uses under the Indenture. Calpine is making the Offer to comply with its obligations under the Indenture and in order to avail itself of the opportunity to reduce its indebtedness by applying the proceeds of the Gas Divestiture to the purchase of the Notes. Accordingly the Offer is being made in compliance with the Indenture's requirements applicable to repurchases and repayment of the Notes using the proceeds of "Asset Sales" such as the contemplated Gas Divestiture.

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Calpine Announces Offer to Purchase for Cash Any and All Outstanding
9-5/8% First Priority Senior Secured Notes due 2014
Page 2
June 9, 2005


        Although the Company expects to consummate the Gas Divestiture on or prior to the Purchase Date, the Company has not yet entered into definitive documentation related to the Gas Divestiture and there can be no assurance that the Company (i) will be able to do so by such date, or at all, or be able to do so on terms acceptable to the Company or (ii) will not make a determination to abandon the Gas Divestiture. In such event, Calpine may, among other things, extend or otherwise amend or terminate the Offer.

        Following the completion of the Offer, the Company currently anticipates using any net proceeds arising from the proposed Gas Divestiture remaining after consummation of the Offer (regardless of the aggregate principal amount of Notes purchased in the Offer, if any) to acquire new "Designated Assets" permitted to be acquired under the Indenture. The Company is not required to acquire new Designated Assets under the Indenture and there can be no assurance that the Company will be successful in identifying new Designated Assets or acquiring such new Designated Assets on acceptable terms, or at all. If the Company does not, within 180 days of receipt of the net proceeds from the proposed Gas Divestiture, acquire such new Designated Assets, or does not, at the Company's option, use all of the net proceeds arising from the proposed Gas Divestiture remaining after consummation of the Offer in the purchase, redemption or prepayment of Notes remaining outstanding after consummation of the Offer, then the Company will, to the extent that the remaining net proceeds exceed $50,000,000, be required under the terms of its second lien secured financing documents to use all remaining net proceeds to make an offer to purchase the outstanding second lien secured indebtedness of the Company. As of March 31, 2005, the aggregate principal amount of the outstanding second lien secured indebtedness of the Company was approximately $3,681,250,000.

        This press release is not an offer to purchase or a solicitation of an offer to sell any securities, which is being made only pursuant to the Offer to Purchase, dated June 9, 2005. Calpine has retained Merrill Lynch & Co. to serve as Dealer Manager, The Bank of New York to serve as the Tender Agent and MacKenzie Partners, Inc. to serve as Information Agent for the Tender Offer. The means to tender Notes may be obtained by requesting the Offer to Purchase, the Letter of Transmittal and other documents from MacKenzie Partners, Inc. at
(800) 322-2885 or by calling (212) 929-5500 collect or in writing at 105 Madison Avenue, New York, New York 10016. Questions regarding the Offer may be directed to Merrill Lynch & Co., Attn: Liability Management Group, at (888) 654-8637 or by calling (212) 449-4914 collect.



                                   - more -


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Calpine Announces Offer to Purchase for Cash Any and All Outstanding
9-5/8% First Priority Senior Secured Notes due 2014
Page 3
June 9, 2005


        None of Calpine, the Dealer Manager, the Tender Agent or the Information Agent makes any recommendation as to whether or not holders of Notes should tender their Notes pursuant to the Offer. Holders must make their own decision as to whether to tender their Notes, and if tendering, the principal amount of Notes to tender. In any jurisdiction where the laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Calpine by Merrill Lynch & Co., or one or more registered brokers or dealers under the laws of such jurisdiction.

        A major power company, Calpine Corporation supplies customers and communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states, three Canadian provinces and in the United Kingdom. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit http://www.calpine.com.

        This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks include, but are not limited to, those risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2004 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.

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